As filed with the Securities and Exchange Commission on December 14, 2000.
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ENTRADA NETWORKS, INC.
             (exact name of registrant as specified in its charter)


      Delaware                    3577                       33-0676350
  (State or other      (Primary Standard Industrial      (I.R.S. Employer
  jurisdiction of      Classification Code Number)       Identification No.)
  Incorporation
  or organization)

                               10070 Mesa Rim Road
                           San Diego, California 92121
                                 (858) 623-3265
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                             DR. KANWAR J.S. CHADHA
                             Chief Executive Officer
                                  and President
                             Entrada Networks, Inc.
                               10070 Mesa Rim Road
                           San Diego, California 92121
                                 (858) 623-3265
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                            Metro Corporate Campus I
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

     If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   X
                               -----

                          CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
Title of each                       Maximum        Maximum
Class of                            Offering       Aggregate       Amount of
Securities to     Amount to be      Price per      Offering        Registration
be Registered     Registered        Share          Price           Fee
-------------     ------------      ---------      ---------       ------------

Commom Stock,
$0.001 par value   2,905,500(2)      $4.11         $11,453,808      $3,323.16

Common Stock,
$0.001 par value   1,094,500         $2.00(3)      $2,189,000(3)    $608.54


     (1) In addition, this registration statement also covers any additional shares of common stock which become issuable under the plans described in this registration statement by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of
consideration   which  results  in  an  increase  in  the  number  of Entrada's outstanding shares of common stock.

     (2) Represents shares for which options have been granted at a blended average price of $4.11 per share.

     (3) The shares under the plan are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price for the shares is estimated solely for the purpose of computing the registration fee and is based on the closing price of the common stock on December 13, 2000, $2.00, as reported on The Nasdaq National Market System of the National Association of Securities Dealers, Inc.

     Entrada hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                             ENTRADA NETWORKS, INC.

                            2000 STOCK INCENTIVE PLAN

                                    4,000,000
                             SHARES OF COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)


     The options for shares of the common stock, $.001 par value per share of Entrada Networks, Inc. covered by this prospectus have been, and may in the future be, granted by Entrada to employees, officers, consultants and directors of Entrada under the 2000 Stock Incentive Plan. Options covering 2,905,500 shares have been granted to certain of our employees, consultants and directors. Additional options to acquire up to 1,094,500 shares remain available for grant under the plan. Each employee receiving an option is offered the opportunity to purchase the number of shares specified in such option at a price and on the terms set forth therein.

     The net proceeds of the offering covered by this prospectus are not now determinable as the proceeds will depend upon the number of shares offered, the number of shares purchased, prevailing market prices and expenses incurred.

     Optionees should consult with legal counsel concerning the shares and tax law implications of his acquisition or sale of shares under the plans.

     Any officer, director or beneficial owner of more than 10% of our common stock who holds an option under the plan should consider the applicability of
Section 16 of the Securities Exchange Act of 1934, as amended, in connection with the exercise of any option and the sale of any of our common stock acquired thereby.

     Our principal executive office is located at 10070 Mesa Rim Road, San Diego, California 92121 and the telephone number of such office is (858) 623-3265.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December 14, 2000.

     No person has been authorized to give any information or to make any representation (not contained in this prospectus), and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made through its use shall imply that the information has not changed since the date of this prospectus.

                                TABLE OF CONTENTS


                                                                       PAGE

AVAILABLE INFORMATION                                                    3

INTRODUCTION                                                             3

PURPOSE AND ADMINISTRATION OF PLAN                                       4

RESTRICTIONS ON RESALE OF COMMON STOCK                                   8

DESCRIPTION OF CAPITAL STOCK                                             8

         General                                                         9
         Common Stock                                                    9
         Transfer Agent                                                  9

LEGAL MATTERS                                                            9

ADDITIONAL INFORMATION                                                   9

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Our common stock is quoted on the NASDAQ National Market System under the symbol ESAN, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. You may also access such material electronically at the Commission's home page on the Internet (http://www.sec.gov).

     This prospectus omits certain information contained in the registration statement on file with the Commission with respect to the shares offered hereby. The information omitted may be obtained from the Commission's office at 450 Fifth Street, N.W., Washington, D.C. upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the registration statement of which this Prospectus forms a part (excluding exhibits to such documents unless specifically incorporated by reference). Requests for such copies should be directed to Investor Relations Department, 10070 Mesa Rim Road, San Diego, California 92121, (858) 623-3265.

     We  furnish  our  shareholders  with  annual  reports   containing  audited
financial statements.

                                  INTRODUCTION

     Our Board of Directors adopted the plan effective September 29, 2000 and our shareholders approved the plan effective October 12, 2000. Under the plan, shares may be offered to our employees, officers, directors and consultants at prices and on terms and conditions contained in the respective stock option agreements between us and the recipients of stock option grants.

     Our principal executive offices are located at 10070 Mesa Rim Road, San Diego, California 92121 and our telephone number is (858) 623-3265.

     Following is a summary of the plan, which is qualified in its entirety by reference to the plan which has been filed previously with the Commission and is incorporated by reference in the registration statement on Form S-8.

                     PURPOSE AND ADMINISTRATION OF THE PLAN

     We believe that the plan provides valuable incentives for our employees, directors and consultants by providing them with an opportunity for investment in our common stock as an inducement for them to remain in our service, and encouraging them to increase their efforts to make our business more successful. In accordance with this belief, our Board of Directors adopted the plan, which was then approved by our shareholders.

     The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. We will provide reports to participating employees as to the amount and status of their accounts upon request.

     Shares Reserved. Four million (4,000,000) shares of common stock have been authorized for issuance under our 2000 incentive plan. The number of shares of common stock reserved for issuance under our 2000 incentive plan will automatically increase on the first trading day in January each calendar year, beginning in calendar year 2002, by an amount equal to 5% of the total number of shares of common stock outstanding on the last trading day in December of the preceding calendar year, but in no event will any such annual increase exceed 650,000 shares. In addition, no participant in our 2000 incentive plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,000,000 shares of common stock per calendar year.

     Equity Incentive Programs. Our 2000 incentive plan is divided into five separate components:

   - the discretionary option grant program, under which eligible individuals in our employ or service may be granted options to purchase shares of common stock at an exercise price not less than 100% of the fair market value of those shares on the grant date, except for those granted pursuant to our Amended and Restated Merger Agreement with Osicom Technologies, Inc. dated August 2, 2000, for which the exercise price will be $3.19 per share;

   - the stock issuance program, under which such individuals may be issued shares of common stock directly, through the purchase of such shares at a price not less than 100% of their fair market value at the time of issuance or as a bonus tied to the attainment of performance milestones or the completion of a specified period of service;

   - the salary investment option grant program, under which our executive officers and other highly compensated employees may be given the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants; and

   - the automatic option grant program, under which option grants will automatically be made at periodic intervals to our non-employee board members to purchase shares of common stock at an exercise price equal to 100% of the fair market value of those shares on the grant date.

     Eligibility. The individuals eligible to participate in our 2000 incentive plan include our officers and other employees, our non-employee board members and any consultants we retain.

     Administration. The discretionary option grant program and the stock issuance program are administered by the compensation committee. This committee determines which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The compensation committee has the exclusive authority to select the executive officers and other highly compensated employees who may participate in the salary investment option grant program in the event that program is activated for one or more calendar years.

     Plan Features. Our 2000 incentive plan includes the following features:

     - The exercise price for the shares of common stock subject to option grants made under our 2000 incentive plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the plan administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

     - The compensation committee has the authority to cancel outstanding options under the discretionary option grant program, including options transferred from the predecessor plan, in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

     - Stock appreciation rights are authorized for issuance under the discretionary option grant program. Such rights will provide the holders with the election to surrender their outstanding options for an appreciation distribution from us equal to the fair market value of the vested shares of common stock subject to the surrendered option, less the aggregate exercise price payable for those shares. Such appreciation distribution may be made in cash or in shares of common stock. None of the outstanding options under our predecessor plan contain any stock appreciation rights.

     The 2000 incentive plan will include the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

     - In the event that we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

      - The compensation committee will have complete discretion to structure one or more options under the discretionary option grant program so those options will vest as to all the option shares in the event those options are assumed in the acquisition but the optionee's service with us or the acquiring entity is subsequently terminated. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

      - The compensation committee will also have the authority to grant options which will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation.

      - The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections for board membership. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual's service.

      - The options currently outstanding under our predecessor plan will immediately vest in the event we are acquired by merger or sale of substantially all our assets, unless those options are assumed by the acquiring entity or our repurchase rights with respect to any unvested shares subject to those options are assigned to such entity. However, a number of those options also contain a special acceleration provision pursuant to which the shares subject to those options will immediately vest upon an involuntary termination of the optionee's employment within 18 months following an acquisition in which the repurchase rights with respect to those shares are assigned to the acquiring entity.

     Salary Investment Option Grant Program. In the event the compensation committee elects to activate the salary investment option grant program for one or more calendar years, each of our executive officers and other highly compensated employees selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000. Each selected individual who files such a timely election will automatically be granted, on the first trading day in January of the calendar year for which his or her salary reduction is to be in effect, an option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the option will be structured so that the fair market value of the option shares on the grant date less the exercise price payable for those shares will be equal to the amount by which the optionee's salary is reduced under the program. The option will become exercisable in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect.

     Automatic Option Grant Program. Under the automatic option grant program, each individual who first becomes a non-employee board member at any time after the completion of this offering will automatically receive an option grant for shares on the date such individual joins the board, provided such individual has not been in our prior employ. In addition, on the date of each annual stockholders meeting held after the completion of this offering, each non-employee board member who is to continue to serve as a non-employee board member, including each of our current non-employee board members, will automatically be granted an option to purchase shares of common stock, provided such individual has served on our board for at least six months.

     Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee's cessation of board service. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee's cessation of board service. The shares subject to each initial share automatic option grant will vest in a series of 4 successive annual installments upon the optionee's completion of each year of board service over the 4-year period measured from the grant date. The shares subject to each annual share automatic option grant will vest upon the optionee's completion of one year of board service measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or ownership or upon the optionee's death or disability while a board member.

     Our 2000 incentive plan also has the following features:

     - Outstanding options under the salary investment and director fee option grant programs will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections.

     - Limited stock appreciation rights will automatically be included as part of each grant made under the salary investment option grant program and the automatic and director fee option grant programs, and these rights may also be granted to one or more officers as part of their option grants under the discretionary option grant program. Options with this feature may be surrendered to us upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share based upon the highest price per share of our common stock paid in that tender offer.

      - The board may amend or modify the 2000 incentive plan at any time, subject to any required stockholder approval. The 2000 incentive plan will terminate no later than September 28, 2010.

Federal Income Tax Treatment of Incentive and Non-Qualified Stock Options

     Currently, an employee will not be deemed to have realized income upon the grant of a non-qualified stock option unless the option has a readily ascertainable fair market value at the time it is granted. Generally, an employee will recognize ordinary income upon the exercise of a non-qualified stock option (or, if the stock subject to the option is restricted within the meaning of Code Section 83 and the employee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the Shares become transferable or are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the fair market value of the Shares purchased, at the time of exercise, over the exercise price. The company will be entitled to deduct an amount equal to the amount included as income by the employee for the Company's taxable year which includes the close of the employee's taxable year in which the income is included by the employee.

     An employee will also not be deemed to have received income upon the grant of an incentive stock option or, except as noted below, upon the exercise of such option. Unless shares acquired upon exercise are disposed of within two years of the date of grant or within one year of exercise, upon the sale of such shares, the optionee will generally recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. If a sale is made prior to either of such dates, an optionee's gain on the sale of the shares will be treated as ordinary income to the extent of the lesser of the excess of the fair market value of the shares at the time of exercise over the option price and the excess of the amount realized on the sale of stock over the option price. The Company will be allowed a deduction at the time of sale in the amount of the ordinary income recognized by the optionee. The balance of any gain realized will be treated as long-term or short-term capital gain, depending upon the length of time the shares were held by the optionee.

     Generally, the excess of the fair market value of an incentive stock option at the time of exercise (or, if the stock subject to the option is restricted within the meaning of Code Section 83, at such time as the shares become transferable or are not longer subject to a substantial risk of forfeiture), over the option price constitutes an item of tax preference for purposes of the alternative minimum tax. Thus, under certain circumstances, the exercise of an incentive stock option will result in a tax at the time of exercise.

     There can be no assurance that the Code or the Regulations promulgated thereunder will not be amended to change these tax consequences.

     Reference should be made to the applicable provisions of the Code and to the Regulations promulgated thereunder for more detailed information as to the tax treatment of options granted pursuant to the Plan. Optionees should consult their tax advisors with specific reference to their own tax situations and with regard to potential changes in the applicable laws.


                     RESTRICTIONS ON RESALE OF COMMON STOCK

     While the plans do not place restrictions on resales of shares acquired thereunder, shares acquired under the plans by an "affiliate" as the term is defined in Rule 405 under the Securities Act may only be resold pursuant to the registration requirements of the Securities Act, Rule 144, or another applicable exemption therefrom. Generally, sales of securities, including shares, are subject to the antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the plan) and dispositions of shares by an officer, director or certain affiliates of us within any six-month period may give rise to our right to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934. It is advisable for a participant to consult with legal counsel concerning the securities law implications of his or her exercise of options and his or her acquisition or disposition of shares under the plans.

                          DESCRIPTION OF CAPITAL STOCK

General

     Entrada is authorized to issue 50,000,000 shares of common stock, par value $0.001 per share and 2,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this prospectus, there are 11,009,319 shares of common stock outstanding.

Common Stock

     Each share of common stock has one vote on all matters presented to the shareholders. Since the common stock does not have cumulative voting rights the holders of more than 50% of the shares may, if they choose to do so, elect all of the directors, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision for claims against us. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, when issued against payment of the consideration set forth in this prospectus, will be, fully paid and nonaccessable.

Transfer Agent

     The registrar and transfer agent for our common stock is EquiServe, L.P., P.O. Box 8029, Boston, Massachusetts 02266-8029, attention: Corporate Actions.

                                  LEGAL MATTERS

     The legality of the shares offered by this prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.

                             ADDITIONAL INFORMATION

     This prospectus constitutes a part of a Registration Statement filed by Entrada with the Commission under the Securities Act of 1933. This prospectus omits certain of the information contained in the registration statement and reference is hereby made to the registration statement and to the exhibits relating thereto for further information with respect to us and the securities to which this prospectus relates. Statements herein contained concerning the provisions of any document it are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Entrada. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that here has not been any change in the affairs of Entrada since the date hereof.

      TABLE OF CONTENTS                            ENTRADA NETWORKS, INC.


Available Information.................3
Introduction..........................3
Purpose and Administration of Plan....4                PROSPECTUS
Restrictions on Sale of Common Stock..8           4,000,000 Shares of
Description of Capital Stock..........9              Common Stock
Legal Matters.........................9
Additional Information. . . . . . . ..9

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

     The following documents filed by Entrada with the Commission pursuant to the Exchange Act (File No. 000-26952) are hereby incorporated by reference:

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999

     The Company's  Registration Statement on Form S-4 dated August 7, 2000.

     The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2000.

          All documents subsequently filed by Entrada pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.    Description of Securities.      Not applicable.

Item 5.    Interests of Named Experts and Counsel.     Not applicable.

Item 6.    Indemnification of Directors and Officers:

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.    Exemption from Registration Claimed.       Not applicable.

Item 8.    Exhibits

  Exhibit Number            Description of Document
  -------------             -----------------------

      5.1                  Opinion of Greenbaum, Rowe, Smith, Ravin, Davis &
                             Himmel LLP
     23.1                  Consent of Ernst & Young LLP
     23.2                  Consent of BDO Seidman, LLP
     23.3                  Consent of Greenbaum, Rowe, Smith, Ravin, Davis &
                             Himmel LLP (included in opinion filed as Exhibit 5)

Item 9.    Undertakings.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:


         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 14th day of December, 2000.

                                   ENTRADA NETWORKS, INC.


                                   By:/s/ Kanwar J.S. Chadha
                                      -------------------------------------
                                       Kanwar J.S. Chadha, President
                                       and Chief Executive Officer


                                   By:/s/ Lana Nino
                                      -------------------------------------
                                       Lana Nino, Chief Financial Officer
                                       (Principal Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kanwar J.S. Chadha his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                             Title                   Date
---------                             -----                   ----

/s/ Kanwar J.S. Chadha                President and Chief     December 14, 2000
--------------------------            Executive Officer
KANWAR J.S. CHADHA

/s/ Leonard Hecht                     Director                December 14, 2000
--------------------------
LEONARD HECHT

/s/ Rohit Phansalkar                  Director                December 14, 2000
--------------------------
ROHIT PHANSALKAR

/s/ Davinder Sethi                    Director                December 14, 2000
--------------------------
DAVINDER SETHI

                                    Exhibit 5

                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                                  P.O. Box 5600
                            Woodbridge, NJ 07095-0988

                                December 14, 2000


Entrada Networks, Inc.
10070 Mesa Rim Road
San Diego, California 92121

Gentlemen:

     We have acted as counsel to Entrada Networks, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration
Statement on Form S-8  (Registration  No. 333-             ), covering the
registration of 4,000,000 shares of common stock, par value $.001 per share ("Common Stock"). We have been asked to issue an opinion as to whether the Common Stock being registered will, when sold, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

     As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

     Based solely upon and subject to the foregoing, we are of the opinion that the shares of Common Stock are duly authorized, issued and fully paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

     We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.


                              Very truly yours,

                              Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP

                                  Exhibit 23.1


                                ERNST & YOUNG LLP




                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Entrada Networks, Inc. pertaining to the 2000 Stock Incentive Plan of Entrada Networks, Inc. and related Prospectus of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Sync Research, Inc. (now known as Entrada Networks, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP




Orange County, California
December 12, 2000

                                  Exhibit 23.2

                                BDO Seidman, LLP
                      1900 Avenue of the Stars, 11th Floor
                              Los Angeles, CA 90067

               Consent of Independent Certified Public Accountants



Entrada Networks, Inc.
San Diego, California

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 or our report dated March 23, 2000, accompanying the financial statements of Entrada Networks, Inc. (the "Company") as of January 31, 2000, and for each of the years then ended, as included in the Company's Report on Form S-4.


BDO SEIDMAN, LLP




Los Angeles, California
December 12, 2000